Exhibit 107
Calculation of Filing Fee Tables(1)
Form S-3
(Form Type)
Issuers:
LKQ Corporation
LKQ Dutch Bond B. V.
Guarantors:
LKQ Corporation
A&A Auto Parts Stores, Inc.
American Recycling International, Inc.
Assured Quality Testing Services, LLC
Automotive Calibration & Technology Services, LLC
DriverFx.com, Inc.
Global Powertrain Systems, LLC
KAIR IL, LLC
KAO Logistics, Inc.
KAO Warehouse, Inc.
Keystone Automotive Industries, Inc.
Keystone Automotive Operations, Inc.
Keystone Automotive Operations of Canada, Inc.
KPGW Canadian Holdco, LLC
LKQ Auto Parts of Central California, Inc.
LKQ Best Automotive Corp.
LKQ Central, Inc.
LKQ Foster Auto Parts, Inc.
LKQ Investments, Inc.
LKQ Lakenor Auto & Truck Salvage, Inc.
LKQ Midwest, Inc.
LKQ Northeast, Inc.
LKQ Pick Your Part Central, LLC
LKQ Pick Your Part Midwest, LLC
LKQ Pick Your Part Southeast, LLC
LKQ Southeast, Inc.
LKQ Taiwan Holding Company
LKQ Trading Company
North American ATK Corporation
Pick-Your-Part Auto Wrecking
Potomac German Auto, Inc.
Redding Auto Center, Inc.
Warn Industries, Inc.
Earl Owen Co.
Uni-Select USA Holdings, Inc.
FinishMaster, Inc.
Uni-Select USA LLC
(Exact Name of Registrants as Specified in its Charter)

Security Type	Security Class Title
Equity	Common stock, par value $0.01 per share, of LKQ Corporation
Debt	Debt Securities of LKQ Corporation
Other	Guarantees of Debt Securities of LKQ Corporation(2)
Other	Warrants of LKQ Corporation
Other	Purchase Contracts of LKQ Corporation
Other	Units that may include any of the above securities or securities of other entities
Debt	Debt Securities of LKQ Dutch Bond B.V.
Other	Guarantees of Debt Securities of LKQ Dutch Bond B.V.(2)
(1)An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrants are deferring payment of the registration fee pursuant to Rule 456(b) of the United States Securities Act of 1933 (the “Securities Act”) and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act.
(2)No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.